                                                                    Exhibit 10.7


                               PURCHASE AGREEMENT


                  PURCHASE AGREEMENT, dated as of March 28, 2000 (this "Agreement"), by and between Cendant Corporation, a Delaware corporation ("Cendant"), and Liberty Digital, Inc., a Delaware corporation ("Liberty Digital").

                  WHEREAS, Cendant has created a network of websites which offer a wide selection of quality relocation, real estate and home-related products and services primarily through a new internet portal at WWW.MOVE.COM (the "Move.com Group");

                  WHEREAS, Cendant has amended and restated its Certificate of Incorporation in order to authorize a new series of Cendant common stock, par value $.01 per share, intended to track the performance of Move.com Group; and

                  WHEREAS, Liberty Digital desires to purchase from Cendant, and Cendant desires to sell to Liberty Digital, 1,598,030 shares (the "Shares") of Move.com Common Stock ("Move.com Stock").

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                  THE PURCHASE

         Section 1.1 PURCHASE AND SALE. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Cendant will issue to Liberty Digital, and Liberty Digital will purchase from Cendant, the Shares, in consideration for which, at the Closing, Liberty Digital will pay to Cendant (i) ten million dollars ($10,000,000) in cash (the "Cash Consideration") and (ii) a number of whole shares of Liberty Digital Series A common stock, par value $.01 per share ("Series A Common Stock"), as determined in accordance with paragraph (b) below (the "Purchaser Shares" and, together with the Cash Consideration, the "Purchase Price"). Upon the Closing, Liberty Digital shall pay the Cash Consideration to Cendant by wire transfer of immediately available funds to an account or accounts designated by Cendant in writing for such purpose prior to the Closing and delivery of Shares.

                  (b) The number of whole shares of Series A Common Stock to be delivered pursuant to Section 1.1.(a)(ii) hereof shall be determined by dividing
(i) $40,000,000 by (ii) the average of the per share closing sales prices of the Series A Common Stock on the NASDAQ National Market System for the 20 consecutive trading days immediately preceding the third trading day prior to the Closing Date ("Liberty Digital Stock Value"). If the above calculation would result in the issuance of a fraction of a share of Series A Common Stock, such result will be rounded up to the nearest whole share.

         Section 1.2 TIME AND PLACE OF CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, at 9:00 a.m. (New York City time) on the third business day following the satisfaction or waiver of the conditions set forth in Article V, unless another time or date is agreed to by the parties hereto (the "Closing Date").

         Section 1.3 DELIVERIES BY CENDANT. Subject to the terms and conditions hereof, at the Closing, Cendant will deliver the following to Liberty Digital:

                  (a) A certificate or certificates, duly registered on the stock books of Cendant in the name of Liberty Digital, representing the Shares;

                  (b) A counterpart to the Registration Rights Agreement (as hereinafter defined) duly executed by Cendant;

                  (c)      The officer's certificate provided for in Section
                           5.3(c);

                  (d) A copy of the Amended and Restated Certificate of Incorporation of Cendant, as in effect on the Closing Date, certified by the Delaware Secretary of State within the five business day period prior to the Closing Date;

                  (e) A copy of the amended and restated By-laws of Cendant, as in effect on the Closing Date, certified as of the Closing Date by the Secretary or an Assistant Secretary of Cendant;

                  (f) A certificate of existence and good standing for Cendant in the State of Delaware, certified by the Delaware Secretary of State within the five business day period prior to the Closing Date; and

                  (g) Such other documents as Liberty Digital may reasonably request relating to the existence of Cendant, the authority of Cendant to enter into, and the validity of, this Agreement and any other matters relevant hereto, all in form and substance reasonably satisfactory to Liberty Digital.

         Section 1.4 DELIVERIES BY LIBERTY DIGITAL. Subject to the terms and conditions hereof, at the Closing, Liberty Digital will deliver the following to
Cendant:

                  (a) The Cash Consideration in immediately available funds, in the manner set forth in Section 1.1 hereof;

                  (b) A certificate or certificates, duly registered on the stock books of Liberty Digital in the name of Cendant, representing the Purchaser Shares;

                  (c)      The officer's certificate provided for in Section
                           5.2(c);

                  (d) A counterpart to the Registration Rights Agreement duly executed by Liberty Digital;

                  (e) A certificate of existence and good standing for Liberty Digital in the State of Delaware, certified by the Delaware Secretary of State within the five business day period prior to the Closing Date; and

                  (f) Such other documents as Cendant may reasonably request relating to the existence of Liberty Digital, the authority of Liberty Digital to enter into, and the validity of, this Agreement and any other matters relevant hereto, all in form and substance reasonably satisfactory to Cendant.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF CENDANT

         Section 2.1 ORGANIZATION. Cendant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

         Section 2.2 AUTHORITY. Cendant has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Cendant. This Agreement has been validly executed and delivered by Cendant and (assuming this Agreement has been duly authorized, executed and delivered by Liberty Digital) constitutes a valid and binding agreement of Cendant, enforceable against Cendant in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 2.3 THE SHARES. As of the Closing Date, the Shares will be duly and validly authorized and, when a certificate evidencing the Shares is issued and delivered against payment of the Purchase Price in accordance with the terms of this Agreement, the Shares shall be duly and validly issued, fully paid and non-assessable. Upon issuance, the Shares will have the designations, preferences and relative participating, optional and other special rights, and qualifications, limitations or restrictions of the Move.com Stock, as set forth in the Amended and Restated Certificate of Incorporation of Cendant (the "Amended Charter"), a true and correct copy of which has been delivered to Liberty Digital, and as described in (a) the Proxy Statement of Cendant, dated February 10, 2000, and distributed to Cendant's stockholders in connection with the Special Meeting (the "Move.com Proxy Statement") and (b) the Registration Statement on Form S-3 filed by Cendant with the Securities Exchange Commission (the "SEC") on February 14, 2000 relating to the offering and sale of shares of Move.com Stock to the public (as such registration statement was filed and without giving effect to any amendments, modifications or supplements thereto) (the "Move.com Registration Statement"). Delivery of the certificate(s) for the Shares will pass valid title to the Shares, free and clear of any claim, lien, charge, security interest, encumbrance, restriction on transfer or voting or other defect in title whatsoever ("Liens"), other than Liens resulting from any action(s) by Liberty Digital.

         Section 2.4 CAPITALIZATION. The authorized capital of Cendant consists of 2,500,000,000 shares of common stock, par value $.01 per share (the "Common Stock") of which 2,000,000,000 have been designated as CD Common Stock ("CD Stock") and 500,000,000 have been designated as Move.com Stock, and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of January 24, 2000, there were 704,560,494 shares of CD Stock issued and outstanding, no shares of Move.com Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

         Section 2.5 CONSENTS AND APPROVALS; NO VIOLATIONS. As of the date hereof and as of the Closing Date, neither the execution and delivery of this Agreement by Cendant, nor the consummation by Cendant of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the Amended Charter or amended and restated by-laws of Cendant, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Cendant is a party, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity (as hereinafter defined) or any statute, rule or regulation (collectively, "Laws" and, individually, a "Law") applicable to Cendant, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority or court, domestic or foreign (a "Governmental Entity"), except in the case of clauses (c) and (d) of this Section 2.5, for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         Section 2.6 SEC REPORTS. Since January 1, 1999, Cendant has filed all required reports, schedules, forms, statements and other documents, including exhibits and all other information incorporated therein (the "SEC Documents"), with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed (as amended and restated and as supplemented by subsequently filed SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, that the SEC Documents relating to the Tracking Stock Proposal and the proposed initial public offering of the Move.com Stock (including, without limitation, the Move.com Proxy Statement and the Move.com Registration Statement), each as amended and supplemented to the date hereof, do not as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.7 MOVE.COM GROUP. As of the date hereof and as of the Closing Date, the descriptions set forth in the Move.com Registration Statement of the businesses, assets and properties included in the Move.com Group (including the historical and pro forma financial information for those businesses, assets and properties included therein) and the contracts, agreements, arrangements and other relationships between the Cendant Group (as defined therein), on the one hand, and the Move.com Group, on the other, are true and complete in all material respects (without regard to any amendments or supplements to the Move.com Registration Statement following the date hereof).

         Section 2.8 TAX TREATMENT OF MOVE.COM STOCK. On the Closing Date, shares of Move.com Stock will constitute stock of Cendant for purposes of the Internal Revenue Code of 1986, as amended.

         Section 2.9 INVESTMENT REPRESENTATIONS. Cendant understands that the Purchaser Shares have not been registered under the Securities Act. Cendant also understands that the Purchaser Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Cendant's representations contained in the Agreement.
Cendant hereby represents and warrants as follows:

         (a) CENDANT BEARS ECONOMIC RISK. Cendant has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Liberty Digital so that it is capable of evaluating the merits and risks of its investment in Liberty Digital and has the capacity to protect its own interests. Cendant must bear the economic risk of this investment indefinitely unless the Purchaser Shares are registered pursuant to the Securities Act or an exemption from registration is available. Cendant also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Cendant to transfer all or any portion of the Purchaser Shares under the circumstances in the amounts or at the times Cendant might propose.

         (b) ACQUISITION FOR OWN ACCOUNT. Cendant is acquiring the Purchaser Shares for Cendant's own account for investment only and not with a view towards their distribution other than as contemplated herein.

         (c) CENDANT CAN PROTECT ITS INTEREST. Cendant represents that by reason of its, or of its management's, business or financial experience, Cendant has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

         (d) ACCREDITED INVESTOR. Cendant represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         (e) CENDANT ACKNOWLEDGMENT. Cendant has conducted its own independent investigation, review and analysis of Liberty Digital. In entering into this Agreement, Cendant acknowledges that it has relied solely upon the representations and warranties made in Article III of this Agreement and/or the aforementioned investigation, review and analysis, and, other than with respect to the representations and warranties made in Article III of this Agreement, Cendant acknowledges that none of Liberty Digital, or any of its directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied

         (f) RULE 144. Cendant acknowledges and agrees that the Purchaser Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available as contemplated herein. Cendant has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of Purchaser Shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Liberty Digital, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of Purchaser Shares being sold during any three-month period not exceeding specified limitations.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF LIBERTY DIGITAL

         Section 3.1 ORGANIZATION. Liberty Digital is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

         Section 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Liberty Digital has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Liberty Digital. This Agreement has been duly and validly executed and delivered by Liberty Digital and (assuming this Agreement has been duly authorized, executed and delivered by Cendant) constitutes a valid and binding agreement of Liberty Digital, enforceable against Liberty Digital in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution and delivery of this Agreement by Liberty Digital, nor the consummation by Liberty Digital of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Liberty Digital, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which Liberty Digital is a party, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity or Law applicable to Liberty Digital, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity, except in the case of clauses (c) and (d) of this Section 3.3, for the applicable requirements of the HSR Act.

         Section 3.4 PURCHASER SHARES. The Purchaser Shares have been duly and validly authorized and, when a certificate evidencing the Purchaser Shares is issued and delivered in accordance with the terms of this Agreement, the Purchaser Shares shall be duly and validly issued, fully paid and non-assessable. Other than as provided for herein, delivery of the certificate(s) for the Purchaser Shares will pass valid title to the Purchaser Shares, free and clear of any claim, lien, charge, security, interest, encumbrance, restriction on transfer or voting or other defect in title whatsoever ("Liens"), other than Liens resulting from any action(s) by Cendant.

         Section 3.5 CAPITALIZATION. The authorized capital of Liberty Digital consists of 295,000,000 shares of Series A Common Stock, 200,000,000 shares of Series B Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of January 31, 2000, there were 26,638,479 shares of Series A Common Stock issued and outstanding, 171,950,167 shares of Series B Common Stock issued and outstanding and 150,000 shares of Preferred Stock issued and outstanding, all of which are designated as Series B Preferred Stock.

         Section 3.6 SEC REPORTS. Since January 1, 1998, Liberty Digital has filed all required reports, schedules, forms, statements and other documents, including exhibits and all other information incorporated therein (the "SEC Documents"), with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed (as amended and restated and as supplemented by subsequently filed SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.7 INVESTMENT REPRESENTATIONS. Liberty Digital understands that the Shares have not been registered under the Securities Act. Liberty Digital also understands that the shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Liberty Digital's representations contained in the Agreement.
Liberty Digital hereby represents and warrants as follows:

                  (a) LIBERTY DIGITAL BEARS ECONOMIC RISK. Liberty Digital has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Cendant and Move.com Group so that it is capable of evaluating the merits and risks of its investment in Cendant and Move.com Group and has the capacity to protect its own interests. Liberty Digital must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act or an exemption from registration is available. Liberty Digital also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Liberty Digital to transfer all or any portion of the Shares under the circumstances in the amounts or at the times Liberty Digital might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Liberty Digital is acquiring the Shares for Liberty Digital's own account for investment only and not with a view towards their distribution.

                  (c) LIBERTY DIGITAL CAN PROTECT ITS INTEREST. Liberty Digital represents that by reason of its, or of its management's, business or financial experience, Liberty Digital has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

                  (d) ACCREDITED INVESTOR. Liberty Digital represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) LIBERTY DIGITAL ACKNOWLEDGMENT. Liberty Digital has conducted its own independent investigation, review and analysis of Cendant and Move.com Group. In entering into this Agreement, Liberty Digital acknowledges that it has relied solely upon the representations and warranties made in
Article II of this Agreement, the information contained in the Move.com Registration Statement and the Move.com Proxy Statement and the aforementioned investigation, review and analysis, and, other than as specified above, Liberty Digital acknowledges that none of Move.com Group, Cendant, or any of its directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied.

                  (f) RULE 144. Liberty Digital acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Liberty Digital has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Cendant, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of

1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitation.

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 CONSENTS; COOPERATION. Each of Cendant and Liberty Digital shall cooperate, and use its reasonable best efforts, to prepare and file all necessary materials with the appropriate Governmental Entities pursuant to the HSR Act within ten business days of the date of this Agreement. Each party covenants to (x) furnish the other party with such necessary or appropriate information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings and submission pursuant to the HSR Act and (y) use its commercially reasonable efforts to comply as promptly as possible with requests for additional information issued by applicable Governmental Entities pursuant to the HSR Act.

         Section 4.2       FUTURE DEVELOPMENT EFFORTS.

                  (a) From and after the Closing Date, each of Cendant and Liberty Digital agrees to use good faith efforts to negotiate and enter into mutually acceptable agreements relating to the development of real estate related programming for Liberty Digital's interactive home channel based on Move.com Group's web content, subject to the negotiation of mutually agreeable terms between the parties relating to such efforts. Unless terminated by either party on or before any anniversary hereof occurring after the first anniversary hereof, such provision will automatically continue until the following anniversary hereof.

                  (b) From and after the Closing, each of Cendant and Liberty Digital agree to endeavor to introduce the respective parties to their business partners for purposes of enhancing their respective business development efforts for as long as Cendant and Liberty Digital mutually agree to provide each other such introductions; provided that the determination as to the appropriateness of making an introduction shall be in the introducing party's sole discretion.

                  (c) The provisions of this Section 4.2 shall not prohibit nor in any way interfere with the right of Liberty Digital, Move.com Group or Cendant, or any of their respective affiliates, to engage in any business or pursue any business opportunity (including entering into any agreement in connection therewith), anywhere in the world, including those that may be in competition with, or complimentary to, any business engaged in by the other party or any of its affiliates.

         Section 4.3 PUBLIC ANNOUNCEMENTS. Prior to the Closing, except as otherwise agreed to by the parties, neither party shall issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of such party may be required by law or in connection with its obligations as a publicly-held, exchange-listed company, in which case the parties will use their reasonable best efforts to reach mutual agreement as to the language of any such report, statement or press release. Upon execution hereof and upon the Closing, Cendant and Liberty Digital will consult with each other with respect to the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated hereby.

         Section 4.4 SALE OF PURCHASER SHARES.

                  (a) Until the second anniversary of the Closing, Cendant agrees not to sell, transfer or otherwise dispose of Purchaser Shares other than up to one-seventh of the Purchaser Shares in each fiscal quarter beginning with the fiscal quarter following the Closing Date; provided that such restrictions shall terminate if, at any time, Liberty Media Corporation, a Delaware corporation ("Liberty Media"), together with any affiliates of Liberty Media, fails to own at least 50% of the combined voting power of the securities of Liberty Digital. Cendant acknowledges that, until such time as the Liberty Digital Registration Statement becomes effective, the Purchaser Shares will constitute "restricted securities" as that term is used in Rule 144 promulgated under the Securities Act. The right to sell Purchaser Shares in any quarter pursuant to the foregoing sentence shall not cumulate except that if the Liberty Digital Registration Statement does not become effective within 90 days of the Closing Date such sale right will cumulate for each fiscal quarter for which Cendant was unable to sell the Purchaser Shares as a result of the failure of the Liberty Digital Registration Statement to be declared effective. Notwithstanding the foregoing, Liberty Digital shall have a one-time right to request, and Cendant agrees to comply with such request, that Cendant not sell the Purchaser Shares for a period not to exceed 42 days. Cendant agrees that Liberty Digital may instruct its transfer agent to place stop transfer notations in its records to enforce the immediately preceding sentence.

                  (b) Notwithstanding the foregoing, Cendant may subject the Purchaser Shares to liens, pledges or other security interests in connection with a bona fide financing so long as the pledgee or secured party executes an instrument reasonably acceptable to Liberty Digital agreeing to be bound by the restrictions on transfer set forth in this Section 4.4.

         Section 4.5 BOARD REPRESENTATION. Cendant agrees to nominate and appoint Lee Masters as a member of the Move.com Group advisory board or similar board, effective upon the later of the Closing Date or the formation of such board.

         Section 4.6 REGISTRATION RIGHTS AGREEMENT. At the Closing, Cendant and Liberty Digital shall enter into a registration rights agreement, substantially in the form attached hereto as Exhibit B relating to the Shares (the "Registration Rights Agreement").

         Section 4.7 REGISTRATION STATEMENT. Following the Closing, Liberty Digital shall prepare and file with the SEC a "shelf" registration statement on Form S-3 (the "Liberty Digital Registration Statement") to register the Purchaser Shares for resale by Cendant in accordance with the procedures described on EXHIBIT A to this Agreement.

         Section 4.8 REDEMPTION. If Cendant redeems all of the shares of Move.com Stock in exchange for shares of Cendant common stock or other securities of Cendant it will use commercially reasonable efforts to ensure that shares of Move.com Stock held by Liberty Digital are redeemed in a transaction that does not give rise to United States federal income tax liability.

         Section 4.9 SALE OF SHARES BELOW PURCHASE PRICE. If Cendant issues or sells Additional Shares of Move.com Stock (as defined below) after the date hereof for aggregate consideration of at least $10 million, in any transaction or series of related transactions (including in an initial public offering of the Move.com Stock (an "IPO"), for an Effective Price (as defined below) less than the Effective Price of the Shares (a "Qualifying Transaction"), Cendant shall transfer to Liberty Digital a number of shares of Series A Common Stock equal to the quotient of (a)(i) $50 million MINUS (ii) the product of (A) 1,598,030 (as adjusted for stock splits, stock dividends, combinations, or other recapitalizations occurring after the date hereof and affecting the Move.com Stock) MULTIPLIED BY (B) the Effective Price of the Additional Shares of Move.com Stock issued or sold in such Qualified Transaction, DIVIDED BY (b) the Liberty Digital Stock Value.

         Cendant's obligation to transfer shares of Series A Common Stock pursuant to this Section 4.9 shall only apply to one Qualifying Transaction which occurs upon the earlier of (i) the consummation of an IPO or (ii) June 30, 2001 (the earlier of such dates, the "Measurement Date"). Within five business days following the

Measurement Date, Cendant shall transfer to Liberty Digital a number of shares of Series A Common Stock calculated pursuant to the formula described in the preceding paragraph, using the lowest Effective Price of the Additional Shares of Move.com Stock applicable to any Qualifying Transaction occurring after the date hereof and on or prior to the Measurement Date.

         "ADDITIONAL SHARES OF MOVE.COM STOCK" shall mean all shares of Move.com Stock or securities convertible into or exercisable or exchangeable for Move.com Stock issued or issuable by Cendant other than (a) shares of Move.com Stock issued upon the conversion or exchange of (i) shares of Move.com, Inc. Common Stock outstanding on the date hereof and (ii) shares of CD Stock in accordance with the terms of the Amended Charter, (b) shares of Move.com Stock and/or options, warrants or other rights to acquire Move.com Stock and the Move.com Stock issued pursuant to such options, warrants or other rights to acquire shares issued to employees, officers or directors of, or consultants or advisors to Cendant or Move.com Group or any subsidiary pursuant to stock purchase or stock option plans or other arrangements, (c) shares of Move.com Stock issued or issuable pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof, including the option granted to Chatham Street Holdings, LLC on September 30, 1999, (d) shares of Move.com Stock and/or options, warrants or other rights to acquire Move.com Stock and the Move.com Stock issued pursuant to such options, warrants or other rights which are issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board, or (e) shares of Move.com Stock and/or options, warrants or other rights to acquire Move.com Stock issued pursuant to any bona fide lease, or debt financing from a bank or similar financial institution covered in (c). The "EFFECTIVE PRICE" of Additional Shares of Move.com Stock shall mean the quotient determined by dividing the total number of Additional Shares of Move.com Stock issued or sold by Cendant under this Section into the aggregate consideration received, or to be received or deemed to have been received by Cendant under this Section for such Additional Shares of Move.com Stock (including, in the case of options and warrants and other rights to acquire shares, the consideration received for such issuance as well as the exercise price payable, and in the case of indebtedness, preferred stock or other securities which are convertible into or exchangeable for Move.com Stock, the purchase price therefor together with the amount of indebtedness or other obligations to be cancelled upon the conversion or exchange of such indebtedness, preferred stock or other security in each case to the extent such options, warrants or other rights to acquire shares are not excluded from being Additional Shares of Move.com Stock pursuant to (a) through
(e) above). The "EFFECTIVE PRICE OF THE SHARES" shall equal $31.29 per share as adjusted for stock splits, dividends, combinations or other recapitalizations occurring after the date hereof.

         Section 4.10 EXCHANGE PROVISIONS. If the initial public offering of Move.com Stock has not been consummated by June 30, 2001, then Cendant and Liberty Digital agree to exchange the Shares for shares of Cendant common stock, par value $.01 per share ("CD Stock"), as follows: Liberty Digital shall receive a number of shares of CD Stock determined by dividing (a) $50 million by (b) the average of the per share closing prices of CD Stock on the New York Stock Exchange for the 20 consecutive trading days immediately preceding June 30, 2001 (appropriately adjusted in the event of any stock split, dividend, combination, recapitalization or similar event occurring during such 20 day period. The CD Stock delivered pursuant to this Section 4.10 shall be validly issued, fully paid and nonassessible and not subject to any Liens (other than as may be created by Liberty Digital) and will be registered under the Securities Act and freely tradable by Liberty Digital.

                                    ARTICLE V

                           CONDITIONS AND TERMINATION

         Section 5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS UNDER THIS AGREEMENT. The respective obligations of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated; and

         (b) Neither Cendant nor Liberty Digital shall be subject to any order, decree or injunction of a court of competent jurisdiction, and no statute, rule or regulation shall have been enacted, promulgated or issued, which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 5.2 CONDITIONS TO CENDANT'S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS UNDER THIS AGREEMENT. The obligation of Cendant to consummate the transactions contemplated hereby are further subject to the satisfaction or waiver of the following conditions:

         (a) The representations and warranties of Liberty Digital contained in this Agreement shall be true and correct at and as of the Closing Date in all material respects as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date);

         (b) Liberty Digital shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing; and

         (c) Liberty Digital shall have delivered to Cendant an officer's certificate to the effect that each of the conditions specified above in Sections 5.2(a) and (b) is satisfied.

         Section 5.3 CONDITIONS TO LIBERTY DIGITAL'S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS UNDER THIS AGREEMENT. The obligation of Liberty Digital to consummate the transactions contemplated hereby are further subject to satisfaction or waiver of the following conditions:

         (a) The representations and warranties of Cendant contained in this Agreement shall be true and correct at and as of the Closing Date in all material respects as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date);

         (b) Cendant shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing; and

         (c) Cendant shall have delivered to Liberty Digital an officer's certificate to the effect that each of the conditions specified above in Sections 5.3(a) and (b) is satisfied.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

         (a)      by mutual agreement of the parties; or

         (b) by Cendant or Liberty Digital at any time after 90 days from the date of this Agreement if the Closing shall not have occurred by such date; PROVIDED, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to a party if it has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date.

         Section 6.2 PROCEDURE FOR AND EFFECT OF TERMINATION. In the event of termination of this Agreement and the abandonment of the transactions contemplated hereby by the parties pursuant to Section 6.1 hereof, written notice thereof shall be given by a party so terminating to the other party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by Cendant or Liberty Digital. If this Agreement is terminated pursuant to Section 6.1 hereof:

         (a) all filings, applications and other submissions made pursuant hereto shall, to the extent practicable, be withdrawn from the Governmental Entity to which made; and

         (b) there shall be no liability or obligation hereunder on the part of Cendant or Liberty Digital or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except that Cendant or Liberty Digital, as the case may be, may have liability to the other party if the basis of termination is a breach by Cendant or Liberty Digital, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in this Section 6.2 shall survive any such termination.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes other prior agreements and understandings between the parties both oral and written regarding such subject matter.

         Section 7.2 SEVERABILITY. Any provision of this Agreement that is held by a court of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

         Section 7.3 NOTICES. Any notice required or permitted by this Agreement must be in writing and must be sent by facsimile, by nationally recognized commercial overnight courier, or mailed by United States registered or certified mail, addressed to the other party at the address below or to such other address for notice (or facsimile number, in the case of a notice by facsimile) as a party gives the other party written notice of in accordance with this Section
7.3. Any such notice will be effective as of the date of receipt:

                  (a)  if to Cendant, to

                               Cendant Corporation
                               9 West 57th Street
                               37th Floor
                               New York, New York 10019
                               Fax: (212) 413-1922/23
                               Attention: Eric J. Bock
                                          Senior Vice President, Legal

                  (b)  if to Liberty Digital, to

                               Liberty Digital Inc.
                               12312 W. Olympic Blvd.
                               Los Angeles, CA  90064
                               Fax:
                               Attention: Craig Enenstein
                                          Vice President, Business Development
                                          and Strategy

                  (c) with a copy (which shall not constitute effective notice) to

                               Baker Botts, L.L.P.
                               599 Lexington Avenue
                               New York, New York  10022
                               Fax:  (212) 705-5125
                               Attention:  Frederick H. McGrath
                                           Craig Troyer

         Section 7.4 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 7.3 (or to such other address for notice that such party has given the other party written notice of in accordance with Section 7.3) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

         Section 7.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

         Section 7.6 COUNTERPARTS. This Agreement may be signed in counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

         Section 7.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Liberty Digital may cause the Shares to be sold to, and registered in the name of, a wholly owned direct or indirect subsidiary of Liberty Digital. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 7.8 DEFINITION OF "SHARES" AND "PURCHASER SHARES." As used in this Agreement, the term "Shares" includes (a) all dividends (other than ordinary cash dividends with a record date prior to the Closing) and distributions declared by Cendant on the Shares subsequent to the date hereof and prior to the Closing and (b) shall be appropriately adjusted to give effect to any subdivision, combination or reclassification of the Shares effected prior to the Closing. As used in this Agreement, the term "Purchaser Shares" includes
(a) all dividends (other than ordinary cash dividends with a record date prior to the Closing) and distributions declared by Liberty Digital on the Purchaser Shares subsequent to the date hereof and prior to the Closing and (b) shall be appropriately adjusted to give effect to any subdivision, combination or reclassification of the Purchaser Shares effected prior to the Closing.


IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.


                                 CENDANT CORPORATION



                                 By: /s/ Samuel L. Katz
                                    ------------------------
                                    Name:
                                    Title:


                                 LIBERTY DIGITAL, INC.



                                 By: /s/ Lee Masters
                                    ------------------------
                                    Name:  Lee Masters
                                    Title: President

                                                                       EXHIBIT A


                        REGISTRATION PROCEDURES

           The rights and obligations of Cendant and Liberty Digital with respect to the registration, offer and sale of the Purchaser Shares contemplated in Section 4.7 of the Agreement are as set forth on this Exhibit A.

         Section 1. DEFINITIONS; INTERPRETATION.

                  1.1 DEFINITIONS. As used in this Exhibit A, the following terms have the following meanings.

         "ACTION" has the meaning set forth in Section 3.3.

         "AGREEMENT" means the Purchase Agreement, dated as of March 28, 2000, between Liberty Digital and Cendant, to which this Exhibit A is annexed, as such agreement may be amended, supplemented or modified in accordance with its terms.

         "COMMISSION" means the Securities and Exchange Commission.

         "LIBERTY DIGITAL INDEMNIFIED PARTIES" has the meaning set forth in
Section 3.2.

         "PERSON" means an individual, partnership, corporation, trust, limited liability company, unincorporated organization or government or political department or agency thereof or other entity.

         "REGISTERED SHARES" means (i) the shares of Series A Common Stock issued and delivered to Cendant pursuant to the Agreement and (ii) any shares of capital stock issued with respect to or in exchange for the shares referred to in the preceding clause (i) by way of a stock dividend or stock split or in connection with a recapitalization or a merger, consolidation or other reorganization. As to any particular Registered Shares, such shares shall cease to be Registered Shares when (i) the Liberty Digital Registration Statement shall have become effective under the Securities Act and such Registered Shares shall have been disposed of in accordance with the Liberty Digital Registration Statement, (ii) such shares shall have been distributed pursuant to Rule 144 (or any successor provision then in force) under the Securities Act, (iii) such shares shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by Liberty Digital or the transfer agent for such shares and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any state securities laws then in force, (iv) such shares shall become eligible for sale pursuant to Rule 144(k) or (v) such shares shall cease to be outstanding.

         "REGISTRATION EXPENSES" means the following expenses incident to Liberty Digital's performance of its obligations hereunder: (i) registration and filing fees with the Commission; (ii) fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of "blue sky" counsel); (iii) printing expenses, messenger and delivery expenses;
(iv) fees and expenses incurred in connection with the listing of the Registered Shares on the Nasdaq National Market or on such securities exchange or other national market system on which shares of Liberty Digital Common Stock may then be principally traded; and (v) fees and expenses of counsel for Liberty Digital and of its independent certified public accountants, including the expenses of any special audits or "cold comfort" letters. The term "Registration Expenses" does not include, and Liberty Digital shall not be responsible for: (1) brokerage commissions, underwriting discounts and commissions and transfer taxes attributable to the sale of any of the Registered Shares; (2) fees and disbursements of underwriters and underwriters counsel (other than fees and expenses of such counsel incurred in connection the "blue sky" qualification of the Registered Shares); (3) fees and disbursements of counsel or of any experts retained by Cendant in connection with the registration of the Registered Shares or the disposition of such securities; or (4) any other out-of-pocket expenses of Cendant.

         "SELLER INDEMNIFIED PARTIES" has the meaning set forth in Section 3.1.

         All other capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Agreement.

                  1.2 INTERPRETATION. When a reference is made in this Exhibit A to a Section, such reference shall be to a Section of this Exhibit A, unless otherwise clearly indicated. The headings contained in this Exhibit A are for reference purposes only and shall not affect in any way the meaning or interpretation of this Schedule or the Agreement. Whenever the word "including" is used in this Exhibit A, it shall be deemed to be followed by the words "without limitation". The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and VICE VERSA), wherever appropriate.

         Section 2.  REGISTRATION.

                  2.1 REGISTRATION PROCEDURES.

                   Following the Closing, Liberty Digital shall (i) prepare and, as soon as practicable thereafter but in no event more than 60 days following the Closing Date, cause to be filed with the Commission the Liberty Digital Registration Statement, and (ii) use its commercially reasonable efforts to cause the Liberty Digital Registration Statement to be declared effective at the earliest practicable date. In connection with such registration of the Liberty Digital Shares, Liberty Digital shall:

                  (i) prepare and file with the Commission such amendments and supplements to the Liberty Digital Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registered Shares covered by such registration statement until such time as all of such Registered Shares have been disposed of in accordance with the intended methods of disposition thereof as set forth in such registration statement;

                  (ii) furnish to Cendant and any managing underwriter such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as Cendant or such managing underwriter may reasonably request to facilitate the disposition of the Registered Shares in accordance with the intended methods of disposition thereof as set forth in such registration statement;

                  (iii) use its commercially reasonable efforts to register or qualify all the Registered Shares under such securities or "blue sky" laws of such jurisdictions as Cendant shall reasonably request (given the intended methods of distribution), and do any and all other acts and things which may be reasonably necessary or advisable to enable Cendant to consummate the disposition in such jurisdictions of his Registered Shares covered by such registration statement; PROVIDED that in connection therewith Liberty Digital shall not be required to register or qualify any Registered Shares under the securities or "blue sky" laws of any jurisdiction where Liberty Digital would be required
         (x) to qualify to do business as a foreign corporation or as a dealer in such jurisdiction, (y) to conform its capitalization or the composition of its assets at the time to the securities or "blue sky" laws of such jurisdiction or (z) to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registered Shares covered by such registration statement or subject itself to taxation in such jurisdiction;

                  (iv) immediately notify Cendant, at any time when a prospectus relating thereto is required to be delivered pursuant to the Securities Act, of the happening of any event which comes to the attention of Liberty Digital and as a result of which the prospectus included in such registration statement, as then in effect, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to Section 2.4(c), Liberty Digital will promptly prepare and furnish to Cendant a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such Registered Shares, such prospectus will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v) immediately notify Cendant of the issuance or, to the knowledge of Liberty Digital, threatened issuance of any stop order by the Commission suspending the effectiveness of the registration statement or of the receipt by Liberty Digital of any notification with respect to the suspension or threatened suspension of the qualification of any Registered Shares for sale under the securities or blue sky laws of any jurisdiction, and Liberty Digital shall take all practicable action necessary (A) to prevent the entry of any threatened stop order or any threatened suspension or (B) to remove any stop order or lift any suspension once entered;

                  (vi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders as promptly as practicable an earnings statement covering a period of twelve months beginning after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (vii) enter into customary agreements (including an underwriting agreement containing customary terms and conditions) and take such other actions as are reasonably required to facilitate the disposition of such Registered Shares; and

                  (viii) use its reasonable best efforts to cause the Registered Shares to be listed on the Nasdaq National Market or on such other securities exchange or national market system on which securities of Liberty Digital of the same class are then principally traded.

                  2.2 REGISTRATION EXPENSES. Liberty Digital will pay all Registration Expenses in connection with the registration of Registered Shares pursuant to Section 2.1. Cendant will pay, and hold Liberty Digital harmless from, all other costs and expenses incurred by or on behalf of Cendant or Cendant in connection with an offer and sale or other disposition of Registered Shares pursuant to this Exhibit A.

                  2.3 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of the Liberty Digital Registration Statement, Liberty Digital shall provide Cendant and its attorneys and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall make available and give each of them such access to its books and records, pertinent corporate documents and such opportunities to discuss the business of Liberty Digital with its employees as shall be necessary for Cendant to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. Liberty Digital shall not file any registration statement, any prospectus included therein or any amendment thereof or supplement thereto with the Commission over the reasonable objections of counsel for Cendant.

                  2.4 CERTAIN COVENANTS. In addition to the obligations under the Agreement, including but not limited to Section 4.4 thereof, Cendant agrees with Liberty as follows: (a) Cendant shall furnish to Liberty Digital such information regarding Cendant, its intended method of distribution of Registered Shares and such other information as Liberty Digital may from time to time reasonably request for purposes of preparation of the Liberty Digital Registration Statement and to maintain the effectiveness of such registration statement.

                  (b) At least two business days prior to any disposition of Registered Shares by Cendant, Cendant will orally advise Liberty Digital of the dates on which such disposition is expected to commence and terminate, the number of Registered Shares expected to be sold, the method of disposition and such other information as Liberty Digital may reasonably request in order to supplement the prospectus contained in the registration statement in accordance with the rules and regulations of the Commission. Promptly after receiving such advice, Liberty Digital will, if necessary, (i) prepare a supplement to the prospectus based upon such advice and file the same with the Commission pursuant to Rule 424(b) under the Securities Act and (ii), if necessary, qualify the Registered Shares to be sold under the securities or blue sky laws of such jurisdictions in the United States as Cendant shall reasonably request (subject to the proviso of Section 2.1(iii)).

                  (c) Liberty Digital may postpone the filing or the effectiveness of the Liberty Digital Registration Statement or suspend the use of the Liberty Digital Registration Statement for a period of time, not to exceed 180 days in any 12-month period, if Liberty Digital determines that the filing or continued use of the Liberty Digital Registration Statement would require Liberty Digital to disclose a material financing, acquisition or other corporate development of Liberty Digital or any of its affiliates and Liberty Digital shall have determined that such disclosure is not in the best interest of Liberty Digital (any such determination to be made by resolution of the Board of Directors of Liberty Digital); provided that (i) each executive officer and director of Liberty Digital and (ii) each holder of more than 1% of any class of capital stock of Liberty Digital (who, in the case of (ii) above is entitled to similar registration rights granted by Liberty Digital), are subject to restrictions substantially equivalent to those imposed on Cendant.

                  (d) Cendant agrees that, upon receipt of any notice from Liberty Digital of the happening of any event of the kind described in Section 2.1(iv), Cendant will forthwith discontinue disposition of the Registered Shares pursuant to such registration statement until receipt of copies of the supplemented or amended prospectus contemplated by Section 2.1(iv), and, if so directed by Liberty Digital, will deliver to Liberty Digital all copies of the prospectus covering the Registered Shares in its possession at the time of receipt of such notice.

                  (e) Cendant shall, at any time it is engaged in a distribution of Registered Shares, comply with all applicable laws, including Regulation M promulgated under the Exchange Act and (i) will not engage in any stabilization activity in connection with the securities of Liberty Digital in contravention of such rules, (ii) will distribute the Registered Shares solely in the manner described in the Liberty Digital Registration Statement and (iii) will not bid for or purchase any securities of Liberty Digital or attempt to induce any person to purchase any securities of Liberty Digital other than as permitted under the Exchange Act.

                  (f) Cendant shall provide such information and materials, execute all such documents and take all such other actions as Liberty Digital shall reasonably request in order to permit Liberty Digital to comply with all applicable requirements of law and to effect the registration of Cendant's Registered Shares.

         Section 3. INDEMNIFICATION.

                  3.1 INDEMNIFICATION BY LIBERTY DIGITAL. Liberty Digital will indemnify and hold harmless Cendant, its directors, officers and partners and each other Person, if any, who controls Cendant within the meaning of the Securities Act or the Exchange Act ("Seller Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which the Seller Indemnified Parties, or any of them, may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Liberty Digital Registration Statement, any preliminary, final or summary prospectus included therein, or any amendment or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Liberty Digital will reimburse such Seller Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; PROVIDED, that Liberty Digital shall not be liable to any Seller Indemnified Party to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) any actual or alleged untrue statement in or any actual or alleged omission from, the Liberty Digital Registration Statement or amendment or supplement thereto or any preliminary, final or summary prospectus, in reliance upon and in conformity with written information furnished by or on behalf of Cendant to Liberty Digital specifically for use in the preparation thereof, (ii) any actual or alleged untrue statement of a material fact or any actual or alleged omission of a material fact required to be stated in any preliminary prospectus if Cendant sells Registered Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Liberty Digital had previously furnished copies thereof to Cendant or its representatives and such final prospectus, as then amended or supplemented, corrected any such misstatement or omission, (iii) the use of any preliminary, final or summary prospectus by or on behalf of Cendant after Liberty Digital has notified Cendant, in accordance with Section 2.1(iv), that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading, (iv) the use of any final prospectus, as amended or supplemented, by or on behalf of Cendant after such time as the obligation of Liberty Digital under Section 2.1(i) to keep the related registration statement effective has expired or (v) any violation of any federal or state securities laws, rules or regulations committed



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by Cendant (other than any violation that arises out of or is based upon the circumstances described in clause (x) or (y) above and as to which Cendant would otherwise be entitled to indemnification hereunder).

                  3.2 INDEMNIFICATION BY CENDANT. Cendant will indemnify and hold harmless Liberty Digital, each of its directors and officers, and each Person, if any, who controls Liberty Digital within the meaning of the Securities Act or the Exchange Act (the "Liberty Digital Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which the Liberty Digital Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Liberty Digital Registration Statement, any preliminary, final or summary prospectus included therein, or amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Liberty Digital by or on behalf of Cendant specifically for use in the preparation thereof, (ii) the use of any prospectus by or on behalf of Cendant (x) after Liberty Digital has notified Cendant that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein, in light of the circumstances under which they were made, not misleading or (y) after such time as the obligation of Liberty Digital to keep the Liberty Digital Registration Statement effective and current has expired, (iii) the failure to send or deliver to a Person to whom Cendant sells Registered Shares, at or prior to the written confirmation of sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Liberty Digital had previously furnished copies thereof to Cendant or its representatives, or (iv) any violation by Cendant of any federal or state securities law or rule or regulation thereunder (other than any violation that arises out of or is based upon the circumstances described in clause (x) or (y) of Section 3.1 above and as to which Cendant is entitled to indemnification thereunder). Notwithstanding the foregoing, Cendant shall not be liable under this Section 3.2 for any amounts exceeding the gross proceeds received by Cendant in connection with the sale of Cendant's Registered Shares.

                  3.3 INDEMNIFICATION PROCEDURES. Any Person that proposes to assert the right to be indemnified under this Section 3 shall, promptly after receipt of notice of any claim, action, suit, proceeding or other litigation (collectively, an "Action") against such Person in respect of which a claim is to be made against an indemnifying party under this Section 3, notify such indemnifying party of the commencement of such Action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such Action shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 3, except to the extent that such indemnifying party is prejudiced by such failure to give notice. In case any such Action shall be brought and notice given to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any further legal or other



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expenses incurred by such indemnified party, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such Action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there are legal defenses available to it that are different from or in addition to those available to the indemnifying parties, (iii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such Action (in which case the indemnifying party shall not have the right to direct the defense of such Action on behalf of the indemnified party) or (iv) the indemnifying party shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of an Action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Action. An indemnifying party who is not entitled to, or elects not to, assume the defense of an Action will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such Action.

                  3.4 CONTRIBUTION. If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for any and all losses, claims, damages or liabilities, joint or several, and expenses to which they may become subject, in such proportion as is appropriate to reflect the relative fault of the parties entitled to indemnification, on the one hand, and the indemnifying parties, on the other, in connection with the matter out of which such losses, claims, damages, liabilities or expenses arise or result from. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the Action was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Liberty Digital and Cendant agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

         Section 4. RULE 144. Liberty Digital hereby covenants to use its best efforts to file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if at any time Liberty Digital is not required to file such reports, it will, upon the request of Cendant, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as Cendant may reasonably request, all to the extent required from time to time to enable Liberty Digital to meet the requirements for issuers entitled to register securities on Form S-3 or any successor form.